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                                                                  EXHIBIT 99.1


CONTACTS:      John E. Cox
               President and Chief Operating Officer
               (949) 425-4300

               Gary S. Maier/Roger S. Pondel
               Pondel Parsons & Wilkinson
               (310) 207-9300

                                                   FOR IMMEDIATE RELEASE

                       SAFEGUARD HEALTH ENTERPRISES, INC.
                    APPOINTS INTERIM CHIEF FINANCIAL OFFICER

        ALISO VIEJO, California--December 15, 1998 -- SafeGuard Health Enterprises, Inc. (Nasdaq-NMS:SFGD) today announced the appointment of Robert J. Pommersheim as interim Chief Financial Officer, replacing Thomas C. Tekulve, who resigned to pursue other interests. Mr. Pommersheim served as Chief Financial Officer of Cigna Dental Health and most recently was Director of Regional Operations, Eastern Region, for SafeGuard.

        "We appreciate Mr. Tekulve's contributions over the past three years and wish him success in his future endeavors," said John E. Cox, the company's President and Chief Operating Officer.

        SafeGuard is a specialized health care marketing company, providing benefits to over 1.1 million members in 27 states and the District of Columbia. The Company offers a variety of managed and indemnity dental care programs as well as vision and life insurance products. In addition, SafeGuard provides administrative and preferred provider organization services. SafeGuard contracts with more than 5,500 client organizations and provides benefits through nearly 15,000 contracting providers. The Company's sales force sells its various products through a network of independent brokers, agents and consultants.


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